As filed with the Securities and Exchange Commission on May 8, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMOND FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2556965
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor

San Francisco, CA 94111

(415) 445-7444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen E. Kim

Executive Vice President, General Counsel and Chief Legal and Compliance Officer

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, CA 94111

(415) 445-7444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace Nash

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common stock (2)
Preferred stock (3)
Debt securities (4)
Warrants (5)
Total Primary Offering			$500,000,000.00(6)(7)	$64,400.00(8)
Additional primary offering of common stock	4,450,000(9)	$30.50	$135,725,000.00	$17,481.38
Secondary Offering:
Common stock	4,420,859(10)	$30.50	$134,836,199.50	$17,366.91
Total			$770,561,199.50	$99,248.29(8)

(1)	With respect to the 4,450,000 shares of common stock being registered by the Registrant hereunder and the shares of common stock being registered for resale by the selling stockholder hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sales price of the Registrant’s common stock reported on the NASDAQ Global Select Market on May 5, 2014.
(2)	An indeterminate number of shares of common stock, par value $0.001 per share, including preferred share purchase rights, are covered by this registration statement. Common stock, including preferred share purchase rights, may be issued separately, upon the conversion of either shares of preferred stock or debt securities, each of which are registered hereby, or upon exercise of warrants to purchase shares of common stock which are registered hereby. Shares of common stock, including preferred share purchase rights, issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. Prior to the occurrence of certain events, none of which has occurred, the preferred share purchase rights will not be evidenced separately from the common stock and are not exercisable.
(3)	An indeterminate number of shares of preferred stock, par value $0.001 per share, are covered by this registration statement. Shares of preferred stock may be issued separately, upon the conversion of debt securities, which are registered hereby, or upon exercise of warrants to purchase shares of preferred stock, which are registered hereby.
(4)	An indeterminate number of debt securities are covered by this registration statement. Debt securities may be issued separately or upon exercise of warrants to purchase debt securities that are registered hereby.
(5)	An indeterminate number of warrants, each representing the right to purchase an indeterminate number of shares of common stock, shares of preferred stock or debt securities, each of which are registered hereby, are covered by this registration statement.
(6)	The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $500,000,000.
(7)	Pursuant to General Instruction II.D to Form S-3, the amount to be registered, proposed maximum aggregate offering price per security and proposed maximum aggregate offering price has been omitted for each class of securities that are registered hereby.
(8)	The registration fee has been calculated in accordance with Rule 457(o) of the General Rules and Regulations under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(9)	Represents the proposed offering of 4,450,000 shares of the Registrant’s common stock, the proceeds of which the Registrant expects to be used to redeem 4,450,000 shares of the Registrant’s common stock held by a trust organized in connection with the settlement of a securities class action, as described in the form of prospectus filed as part of this registration statement.
(10)	Represents 4,420,859 shares of the Registrant’s common stock held by OCM PF/FF Adamantine Holdings, Ltd.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 8, 2014

PROSPECTUS

DIAMOND FOODS, INC.

$500,000,000

Common Stock

(including the associated preferred share purchase rights)

Preferred Stock

Debt Securities

Warrants

4,450,000 shares of Common Stock

4,420,859 shares of Common Stock

offered by selling stockholder

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $500,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants.

In addition, we may offer and sell, from time to time, in one or more offerings, up to 4,450,000 shares of common stock, the proceeds of which we expect to use to redeem 4,450,000 shares of our common stock held by a trust organized in connection with the settlement of a securities class action, as described in this prospectus. See “Use of Proceeds.”

        Further, the selling stockholder described in this prospectus, subject to its rights under a Registration Rights Agreement dated May 29, 2012, may elect to cause to be registered for offer and sale hereunder, from time to time, in one or more offerings, up to 4,420,859 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

When we use the term “securities” in this prospectus, we mean any of the securities we or the selling stockholder may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest.

Our common stock trades on the NASDAQ Global Select Market under the symbol “DMND.” On May 7, 2014, the closing sale price of our common stock, as reported on the NASDAQ Global Select Market, was $30.96 per share. As of the date of this prospectus, none of the other securities that we or the selling stockholder may offer by this prospectus are listed on any national securities exchange or automated quotation system.

When we issue new securities, we may offer them for sale directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” The applicable prospectus supplement for each offering of securities will describe in detail the terms of the plan of distribution for that offering, including any required information about the firms we use and the discounts we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 19 of this prospectus.

Investing in our securities involves significant risks. You should carefully read and consider the risk factors included in this prospectus, our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process. Under the shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any combination of securities described in this prospectus up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, we may sell, from time to time, in one or more offerings and subject to the consent of the lead plaintiff and class counsel, up to 4,450,000 shares of common stock, the proceeds of which we expect to use to redeem 4,450,000 shares of our common stock held by a trust organized in connection with the settlement of a securities class action, as described in this prospectus. See “Use of Proceeds.” Further, the selling stockholder described in this prospectus, subject to its rights under a Registration Rights Agreement dated May 29, 2012, may elect to cause to be registered for offer and sale hereunder, from time to time, in one or more offerings, up to a total of 4,420,859 shares of common stock. We will not receive any proceeds from the sale or other disposition of the shares of common stock sold by the selling stockholder.

This prospectus provides you with a general description of the securities we and the selling stockholder may offer. It is not meant to be a complete description of any security. Each time we or the selling stockholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we or the selling stockholder may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, as well as additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between the information in this prospectus and in any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Diamond Foods,” “Diamond,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Diamond Foods, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are based upon our current expectations, estimates and projections about our industry, and that reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of these reports, as applicable. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements but these terms are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Legal Proceedings” and “Risk Factors,” and include statements regarding our future expectations, projections of our results of operations or financial condition or other “forward-looking” information. Actual results may differ materially from those expressed or implied by the forward-looking statements because of many risks and uncertainties, such as:

•	unexpected delays or increased costs in implementing our business strategies;

•	changes in consumer preferences for snack and nut products;

•	risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry;

•	the dilutive impact of equity issuances;

•	risks relating to litigation and regulatory proceedings;

•	uncertainties relating to our relations with growers;

•	availability and cost of walnuts and other raw materials;

•	increasing competition and possible loss of key customers;

•	general economic and capital markets conditions; and

•	other factors mentioned under “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q.

Investors are cautioned that such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties set forth above. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus, any prospectus supplement and the documents incorporated by reference therein or herein. Forward-looking statements speak only as of the date made and, except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

THE COMPANY

We are an innovative packaged food company focused on building and energizing brands. We specialize in processing, marketing and distributing snack products and culinary, in-shell and ingredient nuts. In 2004, we complemented our strong heritage in the culinary nut market under the Diamond of California® brand by launching a line of snack nuts under the Emerald® brand. In 2008, we acquired the Pop Secret® brand of microwave popcorn products, which provided us with increased scale in the snack market. In 2010, we acquired Kettle Foods, a leading premium potato chip company in the two largest potato chip markets in the world, the United States and the United Kingdom, adding the complementary premium Kettle Brand® to our existing portfolio.

The address of our principal executive offices is 600 Montgomery Street, 13th Floor, San Francisco, California 94111, and our telephone number at that address is (415) 445-7444. Our website address is www.diamondfoods.com. The information contained in or that can be accessed through our website is not part of this prospectus.

RISK FACTORS

Before making an investment decision with respect to the securities that we or the selling stockholder may offer, prospective investors should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we will use the net proceeds from the sale of securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include, without limitation, capital expenditures, repayment of debt, possible acquisitions, investments, repurchase of our capital stock, litigation settlement and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for one of the purposes set forth above.

In January 21, 2014, we were granted final approval of the settlement of In re Diamond Foods, Inc., Securities Litigation (“Securities Settlement”) and, as part of the Securities Settlement, we issued 4.45 million shares of common stock to a trust (“Settlement Securities”). Pursuant to the Securities Settlement and subject to the consent of the lead plaintiff and class counsel, we may offer and sell 4.45 million shares of common stock pursuant to the registration statement of which this prospectus is a part and use the proceeds of such sale to redeem the Settlement Securities as described in any prospectus supplement under the registration statement of which this prospectus is a part.

We will not receive any proceeds from the sale of shares by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratios of earnings to fixed charges for the periods indicated:

	Six Months Ended January 31,	Years Ended July 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	—	—	—	2.1	3.0	6.3

The ratio of earnings to fixed charges was determined as follows: Earnings available for fixed charges are calculated by determining the sum of (i) income from continuing operations before income taxes and (ii) fixed charges. Fixed charges are calculated as the sum of (i) interest costs (both expensed and capitalized), (ii) amortized discounts related to indebtedness and (iii) the interest component of rental expense.

Earnings for the six months ended January 31, 2014, and for the years ended July 31, 2013 and 2012, were insufficient to cover fixed charges for such periods by $55.0 million, $176.1 million and $86.0 million, respectively, resulting primarily from losses due to changes in the fair value of the Oaktree warrant and expenses related to the restatement of the fiscal 2010 and 2011 financial statements and related litigation.

If we use this prospectus to issue shares of preferred stock, the applicable prospectus supplement will include a ratio of combined fixed charges and preferred dividends to earnings, as appropriate. We had no shares of preferred stock outstanding in any of the periods shown.

SELLING STOCKHOLDER

The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholder. The percentage of shares beneficially owned after the offering is based on 31,387,890 shares of our common stock outstanding as of April 30, 2014, assuming the sale of all of the shares of common stock that may be sold by the selling stockholder hereunder. The selling stockholder has sole voting and dispositive power with respect to such shares. We have prepared this table using information furnished to us by or on behalf of the selling stockholder.

All of the shares that may be offered and sold by the selling stockholder pursuant to this prospectus were issued to the selling stockholder in connection with the exercise of warrants issued to OCM PF/FF Adamantine Holdings, Ltd. (“Oaktree Holdings”) pursuant to the Securities Purchase Agreement, dated May 22, 2012 (“Securities Purchase Agreement”), between the Company and Oaktree Holdings.

Pursuant to the Securities Purchase Agreement, in May 2012, Oaktree Holdings purchased from us $225 million of newly-issued senior notes and a warrant to purchase 4,420,859 shares of our common stock at an exercise price of $10.00 per share. The warrants became exercisable on March 1, 2013. In connection with our refinancing of the notes and other outstanding indebtedness under our senior secured credit facility, we entered into a Warrant Exercise Agreement (“Warrant Exercise Agreement”) with Oaktree Holdings dated February 9, 2014. Pursuant to the Warrant Exercise Agreement, Oaktree Holdings agreed to exercise the warrants in full by paying the exercise price of approximately $44.2 million less a cash exercise and contractual modification inducement fee of $15.0 million. On February 19, 2014, we refinanced the notes and the outstanding indebtedness under our senior secured credit facility and issued 4,420,859 shares of common stock to Oaktree Holdings in connection with the exercise in full of the warrants.

In connection with the Securities Purchase Agreement, on May 29, 2012, we entered into a Registration Rights Agreement with Oaktree Holdings pursuant to which we granted to Oaktree Holdings certain registration rights with respect to the shares of our common stock issuable upon the exercise of the warrants, including demand and piggyback registration rights. In addition, pursuant to the Securities Purchase Agreement, Oaktree Holdings was granted the right to designate (“Board Nomination Right”) two directors to our board of directors. The two directors initially designated by Oaktree Holdings were R. Dean Hollis and Matthew C. Wilson, each of whom was appointed to our board of directors on May 29, 2012. Pursuant to the Securities Purchase Agreement, the Board Nomination Right terminated upon the refinancing of the notes and the exercise of the warrants by Oaktree Holdings on February 19, 2014. In connection with the Warrant Exercise Agreement entered into in February 2014, Oaktree Holdings will have the right to designate one member of our board of directors so long as Oaktree Holdings and/or its affiliates hold at least 10% of our outstanding common stock. Oaktree Holdings has designated Mr. Wilson as the Oaktree Holdings designee to continue on our board of directors.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares that may be Sold Under this Prospectus	Number of Shares Beneficially Owner After Offering (assuming the sale of all shares that may be sold hereunder)	Percentage of Beneficial Ownership After Offering (%) (assuming the sale of all shares that may be sold hereunder)
OCM PF/FF Adamantine Holdings, Ltd. (1)	4,420,859	4,420,859	0	0%

(1)	As a managing director of Oaktree Capital Management, L.P., Matthew C. Wilson, one of our directors, may be deemed to have voting and investment control over and may be considered a beneficial owner of the stock owned by Oaktree Holdings. Mr. Wilson disclaims any beneficial ownership of the stock owned by Oaktree Holdings.

Additional information about the selling stockholder will be set forth in the prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

DESCRIPTION OF SECURITIES

With this prospectus, we may offer up to a maximum aggregate offering price of $500,000,000 of our common stock, preferred stock, debt securities and warrants, or any combination of the foregoing. We may also offer 4,450,000 shares of our common stock, the proceeds of which we expect to use to redeem 4,450,000 shares of our common stock held by a trust organized in connection with the settlement of a securities class action, as described further described in this prospectus. See “Use of Proceeds.”

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement.

COMMON STOCK

The following summary is a description of the material terms of our common stock, does not purport to be complete and is subject in all respects to the applicable provisions of Delaware law and of our constituent documents, which are incorporated herein by reference.

General

Our first amended and restated certificate of incorporation (our “certificate of incorporation”) provides that we may issue 100,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2014, there were 31,387,890 shares of common stock outstanding.

Dividend Rights. Subject to any preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions. Upon a liquidation, dissolution or winding-up of Diamond, the assets legally available for distribution to stockholders will be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Stockholder Rights Plan

On April 29, 2005, we entered into a rights agreement with Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as rights agent, and declared a dividend distribution of one stock purchase right for each share of our common stock outstanding on July 26, 2005 and each share of our common stock issued after that date until the earliest of a distribution date, redemption date or final expiration date described in the rights agreement. The rights trade automatically with shares of common stock and become exercisable only under the circumstances described below.

The rights are designed to protect us against coercive takeover tactics. The purpose of the rights is to encourage potential acquirers to negotiate with our board of directors prior to attempting a takeover and to provide our board of directors with leverage in negotiating, on behalf of all stockholders, the terms of any proposed takeover. The rights may have anti-takeover effects. The rights should not, however, interfere with any merger or other business combination approved by our board of directors.

Until a right is exercised, the holder thereof will have no rights as a Diamond stockholder, including, without limitation, the right to vote or to receive dividends. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $60.00 per right, subject to adjustment.

The rights are attached to all common stock certificates representing shares issued on or after July 26, 2005, and no separate rights certificates have been distributed. Subject to certain exceptions specified in the rights agreement, the rights will separate from the common stock and a distribution date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock or of 30% or more of our outstanding common stock if such person or group is Oaktree Holdings and/or its affiliates (other than as a result of repurchases of stock by Diamond or actions determined to be inadvertent by our board of directors by a person or group of affiliated or associated persons and such person or group promptly sells shares of our common stock until such person or group owns less than 15% of our outstanding common stock (or 30% of our outstanding common stock if such person or group is Oaktree Holdings and/or its affiliates)) (any such person or group herein referred to as an “acquiring person”) or (ii) 10 business days following the announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

Until the distribution date, (i) the rights will be evidenced by the common stock certificates and will be transferred with and only with those common stock certificates, (ii) new common stock certificates issued after the record date will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with the common stock represented by that certificate.

In the event that a person becomes an acquiring person, each holder of a right, other than the acquiring person, will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash or other securities of Diamond) having a market value equal to two times the exercise price of the right. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by Diamond as set forth below. All rights that are or were beneficially owned by any acquiring person will be null and void.

In the event that any person or group becomes an acquiring person and we merge into or engage in certain other business combinations with an acquiring person, or 50% or more of our consolidated assets or earning power are sold to an acquiring person, each holder of a right (other than void rights owned by an acquiring person) will thereafter have the right to receive, upon exercise, common stock of the acquiring company that at the time of that transaction will have a market value of two times the exercise price of the right.

At any time after a person becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights (other than void rights owned by an acquiring person), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of preferred stock (or equivalent securities), per right.

The rights are not exercisable until the distribution date and will expire at 5:00 P.M. (California time) on March 22, 2015, unless that date is extended or we redeem or exchange them before that time.

At any time before a person or group becomes an acquiring person, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right and on such terms and conditions as our board of directors may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by a resolution of our board of directors without the consent of the holders of the rights, except that after a person or group becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights (other than void rights of an acquiring person). After the period for redemption of the rights has expired, our board of directors may not amend the rights agreement to extend the period for redemption of the rights.

This description is not complete and is qualified in its entirety by reference to the rights agreement, a copy of which is incorporated by reference.

Other Obligations to Issue Common Stock

We have adopted and maintain equity incentive and stock purchase plans pursuant to which we are authorized to issue stock, stock options, restricted stock units and other types of compensation for employees, consultants and other persons who provide services to us. Our employees are also given the right to purchase our common stock at favorable purchase prices under some of these plans. As of April 30, 2014, we had outstanding options to acquire approximately 1,476,583 shares of common stock and 335,645 outstanding restricted stock units entitling the holders thereof to purchase approximately 335,645 shares of common stock, upon vesting, under these plans. As of April 30, 2014, we also had reserved approximately an additional 1,500,857 shares of common stock for future issuance under these plans.

Registration Rights

We have granted Oaktree Holdings, who is a party to a Registration Rights Agreement, dated May 29, 2012, “piggyback” registration rights with respect to their shares of our common stock. As a result, the shares held by Oaktree Holdings are included in the registration statement of which this prospectus is a part.

Anti-takeover Provisions

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of Diamond and the removal of incumbent directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Diamond to negotiate with the board of directors first. We believe that the benefits of increased protection of the board’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Diamond outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, subject to exceptions, unless the business combination is approved by our board of directors in a prescribed manner or the transaction in which the person became an interested stockholder is approved by our board of directors and our disinterested stockholders in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our restated bylaws (our “bylaws”) include provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our board of directors, including the following:

•	Board of Directors Vacancies. Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•	Classified Board. Our certificate of incorporation provides that our board is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board, and the prospect of such delay may deter a potential offeror.

•	Stockholder Action; Special Meeting of Stockholders. Our certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president. These provisions may preclude a stockholder or group of stockholders from acting by written consent or calling a special meeting to replace the members of our board of directors, instead requiring that any such action be taken at our annual meeting.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 4,500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Transfer Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is Computershare.

PREFERRED STOCK

We are authorized, subject to the limits imposed by Delaware law and our stockholder rights plan described above under “—Anti-takeover Provisions,” to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, rights, preferences and privileges of the shares of each such series and any of the qualifications, limitations or restrictions thereof. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of a given series then outstanding, by the affirmative vote of the holders of a majority of our stock entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates of designations establishing a series of preferred stock without any further vote or action by the stockholders.

Our board of directors has designated 500,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with the adoption of our stockholder rights plan, described above. No shares of our preferred stock are currently issued or outstanding.

The rights of the holders of our common stock is subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that we issue in the future. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Diamond and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. Other than as described above or under “— Anti-takeover Provisions,” we have no current plan or arrangements to issue any shares of preferred stock.

Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates, if any;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of Diamond;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our common stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our restated bylaws.

The shares of any series of preferred stock will be, when issued, fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

Ranking

Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends

Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates, if any;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and Exchange

The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock.

Redemption

In the prospectus supplement relating to each new series of preferred stock we will specify:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement relating to that series of preferred stock; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock may or may not be entitled to any further participation in any distribution of our assets, as provided in the prospectus supplement relating to that series of preferred stock.

Voting Rights

The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations or prospectus supplement relating to that series or as required by law.

Transfer Agent and Registrar

We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the prospectus supplement relating to that series.

DEBT SECURITIES

The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities offered under this prospectus. The description is not complete, and we refer you to the indentures which we filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee to be named in a prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated securities will be issued under a subordinated indenture. A copy of the form of each type of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures may be supplemented by one or more supplemental indentures. We refer to the senior indenture and the subordinated indenture, together with any supplemental indentures, as the “indentures” throughout the remainder of this prospectus.

The indentures do not limit the amount of debt securities that we may issue. The indentures provide that debt securities may be issued up to the principal amount that we authorize from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be secured or unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but those provisions may be included in the documents that include the specific terms of the debt securities.

We may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the places where payments may be made and the manner of payments;

•	any mandatory or optional redemption provisions;

•	any subordination provisions;

•	the denominations in which debt securities will be issued;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;

•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates; and

•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The applicable prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

The trustee to be named in a prospectus supplement will be designated as the security registrar and paying agent for the debt securities.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security. Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Merger, Consolidation or Sale of Assets

Under the terms of the indentures, we may consolidate or merge with another company, or sell, lease or convey all or substantially all our assets to another company, if:

•	Diamond is the continuing entity; or

•	(i) Diamond is not the continuing entity, (ii) the successor entity is organized under the laws of the United States of America and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture, and (iii) the merger, sale of assets or other transaction must not cause a default on the debt securities and we must not already be in default.

Events of Default

Unless otherwise provided for in the applicable prospectus supplement, the term “event of default,” when used in the indentures means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under each indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of an indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as “defeasance.” We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•	in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

Although we may discharge or decrease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

Except as provided in the applicable prospectus supplement, each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture for any such series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under such indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under such indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by that trustee only on the one or more series of debt securities for which it is the trustee under such indenture. Any trustee under the indentures may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series may be effected by the trustee for that series at an office or agency designated by the trustee of that series.

If the trustee becomes a creditor of our company, each indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, so long as the direction:

•	would not conflict with any rule of law or with the applicable indenture

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

Each indenture provides that if an event of default occurs, is not cured and is known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trust’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

WARRANTS

We may issue warrants, including equity warrants, which are warrants to purchase common stock or preferred stock and debt warrants, which are warrants to purchase debt securities.

Each series of warrants will be issued either directly or under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

Equity Warrants

The applicable prospectus supplement will describe the terms of any equity warrants, including the following:

•	the title and aggregate number of the equity warrants;

•	any offering price of the equity warrants;

•	the designation and terms of any shares of preferred stock that are purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the securities with which the equity warrants are issued and the number of the equity warrants issued with each security;

•	if applicable, the date from and after which the equity warrants and any securities issued with those warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of an equity warrant and the price;

•	the time or period when the equity warrants are exercisable and the final date on which the equity warrants may be exercised and terms regarding any of our rights to accelerate this final date;

•	if applicable, the minimum or maximum amount of the equity warrants exercisable at any one time;

•	any currency or currency units in which the offering price and the exercise price are payable;

•	any applicable anti-dilution provisions of the equity warrants;

•	any applicable redemption or call provisions; and

•	any additional terms of the equity warrants not inconsistent with the provisions of the equity warrant agreement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title and aggregate number of the debt warrants;

•	any offering price of the debt warrants;

•	the number of debt warrants and debt securities that will be separately transferable;

•	any date on and after which the debt warrants and debt securities will be separately transferable;

•	the title, total principal amount, ranking and terms, including subordination and conversion provisions, of the underlying debt securities that may be purchased upon exercise of the debt warrants;

•	the time or period when the debt warrants are exercisable, the minimum or maximum amount of debt warrants that may be exercised at any one time and the final date on which the debt warrants may be exercised;

•	the principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant and the price, or the manner of determining the price, at which the principal amount may be purchased upon exercise;

•	the terms of any right to redeem or call the debt warrants;

•	any book-entry procedure information;

•	any currency or currency units in which the offering price and the exercise price are payable; and

•	any other terms of the debt warrants not inconsistent with the provisions of the debt warrant agreement.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	to or through brokers or dealers;

•	directly to agents;

•	to investors through agents;

directly to investors, including through a specific bidding, auction or other process; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement for the securities we and the selling stockholder may sell will describe the terms of that offering and the method of distribution, including:

•	the name or names of any underwriters, dealers or agents; the amount of securities sold, the purchase price and consideration paid, and the proceeds to be received from that sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us or the selling stockholder;

•	any public offering price;

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed whether or not the securities will trade on any securities exchanges or markets;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers; or

•	any other material terms of the distribution of securities.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Diamond Foods, Inc., which are listed on the NASDAQ Global Select Market under the symbol “DMND.” Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The financial statements as of July 31, 2013 and for the year ended July 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of July 31, 2013 incorporated into this prospectus by reference to the Diamond Foods, Inc. Annual Report on Form 10-K for the year ended July 31, 2013 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements as of July 31, 2012 and for each of the two fiscal years in the period then ended, incorporated by reference to Diamond’s Annual Report on Form 10-K for the year ended July 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC. Reports and other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at One Liberty Plaza, 165 Broadway, New York, New York 10006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the fiscal year ended July 31, 2013 filed with the SEC on October 9, 2013;

•	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended July 31, 2013 from our definitive proxy statement on Schedule 14A for our 2014 annual meeting of stockholders filed with the SEC on November 27, 2013;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended October 31, 2013 and January 31, 2014 filed with the SEC on December 9, 2013 and March 11, 2014, respectively;

•	our current reports on Form 8-K filed with the SEC on August 21, 2013 (Item 8.01 only), October 3, 2013, January 9, 2014, January 10, 2014, January 15, 2014, January 23, 2014, February 10, 2014 and February 19, 2014;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 15, 2005 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on July 15, 2005 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until all of the securities that we or the selling stockholder may offer with this prospectus are sold or the offering of the securities under the registration statement of which this prospectus is a part is terminated (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules).

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by contacting us at Diamond Foods, Inc., Attention: Investor Relations, 600 Montgomery Street, 13th Floor, San Francisco, California 94111 or (415) 445-7444.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

DIAMOND FOODS, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$99,249
Printing and engraving expenses	100,000
Accounting fees and expenses	100,000
Legal fees and expenses	100,000
Trustee fees and expenses	10,500
Transfer agent and registrar fees	10,500
Miscellaneous fees and expenses	79,751

Total	$500,000

ITEM 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (“Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

See also the undertakings set out in response to Item 17.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

1. First Amended and Restated Certificate of Incorporation (see Exhibit 3.1).

2. Restated Bylaws (see Exhibit 3.2).

3. Form of Indemnity Agreement entered into between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.01 to the Registrant’s registration statement on Form S-1 (File No. 333-123576) filed with the Commission on March 25, 2005).

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

ITEM 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement for equity securities*

1.2	Form of Underwriting Agreement for debt securities*

3.1	First Amended and Restated Certificate of Incorporation	S-1/A	333-123576	3.02	7/15/05

3.2	Restated Bylaws	S-1	333-123576	3.04	3/25/05

4.1	Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.), as Rights Agent	S-1/A	333-123576	10.23	5/3/05

4.2	Amendment No. 1 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.01	4/5/11

4.3	Amendment No. 2 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.1	5/30/12

4.4	Amendment No. 3 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.1	1/27/14

4.5	Form of Senior Indenture					X

4.6	Form of Senior Debt security					X

4.7	Form of Subordinated Indenture					X

4.8	Form of Subordinated Debt security					X

4.9	Specimen Preferred Stock certificate					X

4.10	Specimen Common Stock certificate	S-1/A	333-123576	4.01	7/18/05

4.11	Form of standard debt securities warrant provisions*

4.12	Form of standard stock warrant provisions *

4.13	Registration Rights Agreement between Diamond Foods, Inc. and OCM PF/FF Adamantine Holdings, Ltd.	8-K	000-51439	4.4	5/30/12

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered	X

12.1	Statement regarding computation of ratio of earnings to fixed charges	X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	X

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm	X

24.1	Powers of Attorney	X

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Security **

25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Security **

*	To be filed by pre-effective amendment, as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, or by post-effective amendment.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 8th day of May, 2014.

DIAMOND FOODS, INC.

By:	/s/ Raymond Silcock
Raymond Silcock Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian J. Driscoll	President and Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2014
Brian J. Driscoll

/s/ Raymond Silcock	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2014
Raymond Silcock

/s/ *
Alison Davis	Director	May 8, 2014

/s/ *
R. Dean Hollis	Director	May 8, 2014

/s/ *
Robert M. Lea	Director	May 8, 2014

/s/ *
Nigel A. Rees	Director	May 8, 2014

/s/ *
Matthew C. Wilson	Director	May 8, 2014

/s/ *
William L. Tos, Jr.	Director	May 8, 2014

/s/ *
Edward A. Blechschmidt	Director	May 8, 2014

/s/ *
Robert J. Zollars	Director	May 8, 2014

*By: /s/ Raymond Silcock

Raymond Silcock as Attorney-in-Fact

EXHIBIT INDEX

Incorporated by Reference
Exhibit				Exhibit		Filed
No.	Exhibit Description	Form	File No.	No.	Filing Date	Herewith

1.1	Form of Underwriting Agreement for equity securities*

1.2	Form of Underwriting Agreement for debt securities*

3.1	First Amended and Restated Certificate of Incorporation	S-1/A	333-123576	3.02	7/15/05

3.2	Restated Bylaws	S-1	333-123576	3.04	3/25/05

4.1	Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.), as Rights Agent	S-1/A	333-123576	10.23	5/3/05

4.2	Amendment No. 1 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.01	4/5/11

4.3	Amendment No. 2 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.1	5/30/12

4.4	Amendment No. 3 to Rights Agreement between Diamond Foods, Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	000-51439	4.1	1/27/14

4.5	Form of Senior Indenture					X

4.6	Form of Senior Debt security					X

4.7	Form of Subordinated Indenture					X

4.8	Form of Subordinated Debt security					X

4.9	Specimen Preferred Stock certificate					X

4.10	Specimen Common Stock certificate	S-1/A	333-123576	4.01	7/18/05

4.11	Form of standard debt securities warrant provisions*

4.12	Form of standard stock warrant provisions *

4.13	Registration Rights Agreement between Diamond Foods, Inc. and OCM PF/FF Adamantine Holdings, Ltd.	8-K	000-51439	4.4	5/30/12

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered					X

12.1	Statement regarding computation of ratio of earnings to fixed charges					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Powers of Attorney					X

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Security **

25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Security **

*	To be filed by pre-effective amendment, as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, or by post-effective amendment.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.